Exhibit 99.1

Grocery Outlet Holding Corp. Announces Third Quarter Fiscal 2024 Financial Results
Q3 fiscal 2024 net sales increased 10.4%
Q3 fiscal 2024 comparable store sales grew 1.2%, driven by a 2.0% increase in transactions
Company updates key guidance for fiscal 2024
Emeryville, CA – November 5, 2024 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the third quarter of fiscal 2024 ended September 28, 2024.
Highlights for Third Quarter Fiscal 2024 as compared to Third Quarter Fiscal 2023:
•Net sales increased by 10.4% to $1.11 billion.
•Comparable store sales increased by 1.2%, driven by a 2.0% increase in the number of transactions, partially offset by a 0.7% decrease in average transaction size.
•The Company opened 5 new stores, ending the quarter with 529 stores in 16 states.
•Gross margin decreased by 30 basis points to 31.1%.
•Selling, general and administrative expenses increased by 9.5% to $304.6 million, or 27.5% of net sales.
•Net income decreased 10.9% to $24.2 million, or $0.24 per diluted share.
•Adjusted EBITDA(1) increased by 6.0% to $72.3 million, or 6.5% of net sales.
•Adjusted net income(1) decreased by 10.1% to $27.9 million, or $0.28 per adjusted diluted share(1).
Eric Lindberg, Chairman and Interim President and CEO of Grocery Outlet said, “Our double-digit third quarter net sales growth reflects the strong positioning of our consumer offering – value continues to win in the market and we continue to grow our share of consumer non-discretionary spending.”
Mr. Lindberg continued, “While these results were generally consistent with our expectations, our execution limited growth and earnings during the period. Challenges with the systems conversion have hindered our performance over the past year, and while we have made substantial progress on the implementation, it is critical that we return our focus to what we do best: executing well on the fundamentals and delivering outstanding value to our customers through our dedicated independent operators.”
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(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Please note that the Company's non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release as well as the respective reconciliations of the Company's non-GAAP financial measures below for additional information about these items.

Highlights for the 39 Weeks Ended September 28, 2024 as compared to the 39 Weeks Ended September 30, 2023:
•Net sales increased by 9.9% to $3.27 billion.
•Comparable store sales increased by 2.6%, driven by a 4.6% increase in the number of transactions, partially offset by a 1.9% decrease in average transaction size.
•Gross margin decreased by 110 basis points to 30.5%. Disruptions as a result of the implementation of the new technology platforms in late August 2023 are estimated to have negatively impacted gross margin by 110 basis points in the 39 weeks ended September 28, 2024.
•Selling, general and administrative expenses increased by 11.4% to $931.1 million, or 28.4% of net sales. This included $16.2 million of commission support the Company elected to provide operators in connection with the Company's system upgrades.
•Net income decreased 43.1% to $37.2 million, or $0.37 per share.
•Adjusted EBITDA(1) decreased by 11.0% to $179.5 million, or 5.5% of net sales.
•Adjusted net income(1) decreased by 31.3% to $61.8 million, or $0.62 per adjusted diluted share(1).
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $68.7 million at the end of the third quarter of fiscal 2024.
•Total debt was $429.3 million at the end of the third quarter of fiscal 2024, net of unamortized debt issuance costs.
•Net cash provided by operating activities during the third quarter of fiscal 2024 was $23.0 million.
•Capital expenditures for the third quarter of fiscal 2024, before the impact of tenant improvement allowances, were $49.1 million, and, net of tenant improvement allowances, were $38.2 million.
Outlook:
The Company is updating key guidance figures for fiscal 2024 as follows:

	Previous	Current
New store openings, net(2)	62 to 64	66
Net sales	$4.30 billion to $4.35 billion	slightly above $4.35 billion
Comparable store sales increase	~3.5%	~2.4%
Gross margin	~30.5%	~30.4%
Adjusted EBITDA(1)	$252 million to $260 million	$237 million to $242 million
Adjusted diluted earnings per share(1)	$0.89 to $0.95	$0.77 to $0.80
Capital expenditures (net of tenant improvement allowances)	~$200 million	~$200 million
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(2) Includes addition of 40 stores from acquisition of United Grocery Outlet.

Share Repurchase Program:
The Company's board of directors (the "Board") has approved a new share repurchase program (the "2024 Share Repurchase Program") pursuant to which the Company is authorized to repurchase up to $100.0 million in shares of the Company's common stock, inclusive of fees and commissions. This program replaces the Company’s previous share repurchase program adopted in 2021, under which $9.4 million remained available for repurchase. The 2024 Share Repurchase Program is effective immediately and does not have an expiration date.
Repurchases under the 2024 Share Repurchase Program may be made, from time to time, in amounts and prices the Company deems appropriate and may be made pursuant to a trading plan intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Repurchases by the Company under the 2024 Share Repurchase Program will be subject to general market and economic conditions, applicable legal requirements and other considerations. The 2024 Share Repurchase Program may be suspended, modified or discontinued by the Board at any time without prior notice at the Company's discretion.
Conference Call Information:
A conference call to discuss the third quarter fiscal 2024 financial results is scheduled for today, November 5, 2024 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512-2921 and entering access code 13744383. The replay will be available for approximately two weeks after the call.

Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), management and the Board of Directors use EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share as supplemental key metrics to assess the Company's financial performance. These non-GAAP financial measures are also frequently used by analysts, investors and other interested parties to evaluate the Company and other companies in the Company's industry. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company's operating results. Management uses these non-GAAP measures to supplement GAAP measures of performance to evaluate the effectiveness of the Company's business strategies, to make budgeting decisions and to compare the Company's performance against that of other peer companies using similar measures. In addition, the Company uses adjusted EBITDA to supplement GAAP measures of performance to evaluate performance in connection with compensation decisions. Management believes that excluding items from operating income, net income and net income per diluted share that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude, enhances the comparability of the Company's results and provides additional information for analyzing trends in the Company's business.
Management defines EBITDA as net income before net interest expense, income taxes and depreciation and amortization expenses. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation expense, loss on debt extinguishment and modification, asset impairment and gain or loss on disposition, acquisition and integration costs, costs related to the amortization of inventory purchase accounting asset step-ups and certain other expenses that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude. Adjusted net income represents net income adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for the amortization of property and equipment purchase accounting asset step-ups and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income, as defined above, and basic weighted average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income, as defined above, and diluted weighted average shares outstanding.
These non-GAAP measures may not be comparable to similar measures reported by other companies and have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company addresses the limitations of the non-GAAP measures through the use of various GAAP measures. In the future the Company will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of these non-GAAP measures should not be construed as an inference that future results will be unaffected by the adjustments used to derive such non-GAAP measures.
The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on the Company's future GAAP financial results.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding the Company's future operating results and financial position, the Company's CEO search process, the Company's business strategy and plans, the integration of the Company's recent acquisition of United Grocery Outlet, the Company's enterprise resource planning system upgrades and continued refinements and recent impacts, business and market trends, macroeconomic and geopolitical conditions, our private label program, and the sufficiency of the Company's cash balances, working capital and cash generated from operating, investing, and financing activities for the Company's future liquidity and capital resource needs may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; loss of key personnel or inability to attract, train and retain highly qualified personnel, including the ongoing recruitment for a permanent CEO or CFO; any significant disruption to the Company's distribution network, the operations of its distributions centers and timely receipt of inventory; inflation and other changes affecting the market prices of the products the Company sells; risks associated with newly opened or acquired stores; failure to open, relocate or remodel stores on schedule and on budget; costs and successful implementation of marketing, advertising and promotions; failure to maintain the Company's reputation and the value of its brand, including protecting intellectual property; inability to maintain sufficient levels of cash flow from operations; risks associated with leasing substantial amounts of space; failure to properly integrate any acquired businesses; natural or man-made disasters, climate change, power outages, major health epidemics, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of the Company's business operations; failure to participate effectively in the growing online retail marketplace; unexpected costs and negative effects if the Company incurs losses not covered by insurance; difficulties associated with labor relations and shortages; failure to remediate material weakness in the Company's internal control over financial reporting; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; risks associated with deploying the Company's own private label brands; inability to attract and retain qualified independent operators of the Company ("IOs"); failure of the IOs to successfully manage their business; failure of the IOs to repay notes outstanding to the Company; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm the Company's business; material disruption to information technology systems, including risks associated with any continued impact from the Company's systems transition; failure to maintain the security of information relating to personal information or payment card data of customers, employees and suppliers; risks associated with products the Company and its IOs sell; risks associated with laws and regulations generally applicable to retailers; legal or regulatory proceedings; the Company's substantial indebtedness could affect its ability to operate its business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in the Company's debt agreements may restrict its ability to pursue its business strategies, and failure to comply with any of these restrictions could result in acceleration of the Company's debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and the Company's expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this release or to conform these statements to actual results or revised expectations.

About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold primarily through a network of independently operated stores. Grocery Outlet and its subsidiaries have more than 520 stores in California, Washington, Oregon, Pennsylvania, Tennessee, Idaho, Nevada, Maryland, North Carolina, New Jersey, Georgia, Ohio, Alabama, Delaware, Kentucky and Virginia.
INVESTOR RELATIONS CONTACTS:
Christine Chen
(510) 877-3192
cchen@cfgo.com

John Rouleau
(203) 682-4810
John.Rouleau@icrinc.com
MEDIA CONTACT:
Layla Kasha
(510) 379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales	$1,108,183	$1,003,913	$3,273,647	$2,979,635
Cost of sales	763,311	688,222	2,275,590	2,036,831
Gross profit	344,872	315,691	998,057	942,804
Selling, general and administrative expenses	304,586	278,134	931,103	835,948
Operating income	40,286	37,557	66,954	106,856
Other expenses:
Interest expense, net	6,439	4,226	15,174	14,911
Loss on debt extinguishment and modification	—	—	—	5,340
Total other expenses	6,439	4,226	15,174	20,251
Income before income taxes	33,847	33,331	51,780	86,605
Income tax expense	9,669	6,191	14,626	21,274
Net income and comprehensive income	$24,178	$27,140	$37,154	$65,331
Basic earnings per share	$0.25	$0.27	$0.37	$0.66
Diluted earnings per share	$0.24	$0.27	$0.37	$0.65
Weighted average shares outstanding:
Basic	98,359	99,108	99,140	98,514
Diluted	98,933	100,973	100,146	100,727

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 28, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$68,653	$114,987
Independent operator receivables and current portion of independent operator notes, net of allowance	13,539	14,943
Other accounts receivable, net of allowance	4,236	4,185
Merchandise inventories	396,893	349,993
Prepaid expenses and other current assets	30,651	32,443
Total current assets	513,972	516,551
Independent operator notes and receivables, net of allowance	32,916	28,134
Property and equipment, net	730,514	642,462
Operating lease right-of-use assets	997,750	945,710
Intangible assets, net	77,256	78,556
Goodwill	776,585	747,943
Other assets	9,524	10,230
Total assets	$3,138,517	$2,969,586
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$197,231	$209,354
Accrued and other current liabilities	52,125	66,655
Accrued compensation	15,769	24,749
Current portion of long-term debt	9,375	5,625
Current lease liabilities	66,659	63,774
Income and other taxes payable	11,125	13,808
Total current liabilities	352,284	383,965
Long-term debt, net	419,904	287,107
Deferred income tax liabilities, net	52,899	38,601
Long-term lease liabilities	1,085,718	1,038,307
Other long-term liabilities	1,661	2,267
Total liabilities	1,912,466	1,750,247
Stockholders' equity:
Common stock	99	99
Series A preferred stock	—	—
Additional paid-in capital	846,834	877,276
Retained earnings	379,118	341,964
Total stockholders' equity	1,226,051	1,219,339
Total liabilities and stockholders' equity	$3,138,517	$2,969,586

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	39 Weeks Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$37,154	$65,331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	66,730	56,012
Amortization of intangible and other assets	12,519	7,669
Amortization of debt issuance costs and debt discounts	683	856
Non-cash rent	3,561	4,144
Loss on debt extinguishment and modification	—	5,340
Share-based compensation	16,806	25,516
Provision for independent operator and other accounts receivable reserves	3,137	2,777
Deferred income taxes	13,822	15,350
Other	915	477
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(2,035)	(13,928)
Merchandise inventories	(32,692)	25,714
Prepaid expenses and other assets	4,740	(11,812)
Income and other taxes payable	(3,425)	6,760
Trade accounts payable, accrued compensation and other liabilities	(59,664)	70,808
Operating lease liabilities	10,214	15,204
Net cash provided by operating activities	72,465	276,218
Cash flows from investing activities:
Advances to independent operators	(8,266)	(5,579)
Repayments of advances from independent operators	3,884	4,770
Business acquisition, net of cash and cash equivalents acquired	(60,526)	—
Purchases of property and equipment	(127,500)	(112,916)
Proceeds from sales of assets	17	24
Investments in intangible assets and licenses	(13,287)	(17,862)
Proceeds from insurance recoveries - property and equipment	—	533
Net cash used in investing activities	(205,678)	(131,030)
Cash flows from financing activities:
Proceeds from exercise of stock options	8,260	5,851
Tax withholding related to net settlement of employee share-based awards	—	(537)
Proceeds from senior term loan due 2028	—	300,000
Proceeds from revolving credit facility	140,000	25,000
Principal payments on revolving credit facility	—	(25,000)
Principal payments on senior term loan due 2025	—	(385,000)
Principal payments on senior term loan due 2028	(3,750)	(3,750)
Principal payments on finance leases	(1,323)	(1,020)
Repurchase of common stock	(56,308)	(3,275)
Dividends paid	—	(9)
Debt issuance costs paid	—	(4,513)
Net cash provided by (used in) financing activities	86,879	(92,253)
Net (decrease) increase in cash and cash equivalents	(46,334)	52,935
Cash and cash equivalents at beginning of period	114,987	102,728
Cash and cash equivalents at end of period	$68,653	$155,663

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net income	$24,178	$27,140	$37,154	$65,331
Interest expense, net	6,439	4,226	15,174	14,911
Income tax expense	9,669	6,191	14,626	21,274
Depreciation and amortization expenses	27,815	21,886	79,249	63,681
EBITDA	68,101	59,443	146,203	165,197
Share-based compensation expenses (1)	1,663	7,535	16,806	25,516
Loss on debt extinguishment and modification (2)	—	—	—	5,340
Asset impairment and gain or loss on disposition (3)	216	117	961	460
Acquisition and integration costs (4)	760	—	8,346	—
Amortization of purchase accounting assets (5)	—	—	839	—
Other (6)	1,518	1,048	6,376	5,227
Adjusted EBITDA	$72,258	$68,143	$179,531	$201,740

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net income	$24,178	$27,140	$37,154	$65,331
Share-based compensation expenses (1)	1,663	7,535	16,806	25,516
Loss on debt extinguishment and modification (2)	—	—	—	5,340
Asset impairment and gain or loss on disposition (3)	216	117	961	460
Acquisition and integration costs (4)	760	—	8,346	—
Amortization of purchase accounting assets and deferred financing costs (5)	1,389	1,424	4,939	4,415
Other (6)	1,518	1,048	6,376	5,227
Tax adjustment to normalize effective tax rate (7)	(600)	(3,418)	(1,308)	(4,274)
Tax effect of total adjustments (8)	(1,271)	(2,857)	(11,517)	(12,083)
Adjusted net income	$27,853	$30,989	$61,757	$89,932

GAAP earnings per share:
Basic	$0.25	$0.27	$0.37	$0.66
Diluted	$0.24	$0.27	$0.37	$0.65
Adjusted earnings per share:
Basic	$0.28	$0.31	$0.62	$0.91
Diluted	$0.28	$0.31	$0.62	$0.89
Weighted average shares outstanding:
Basic	98,359	99,108	99,140	98,514
Diluted	98,933	100,973	100,146	100,727

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(1)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with a recapitalization that occurred in fiscal 2018.
(2)Represents the write-off of debt issuance costs and debt discounts as well as debt modification costs related to refinancing and/or repayment of the Company's credit facilities.
(3)Represents asset impairment charges and gains or losses on dispositions of assets.
(4)Represents costs related to the acquisition and integration of United Grocery Outlet, including due diligence, legal, other consulting and retention bonus expenses.
(5)For purposes of determining adjusted EBITDA, this line represents the incremental amortization of inventory step-ups resulting from purchase price accounting related to acquisitions. For purposes of determining adjusted net income, in addition to the previously noted item, this line also represents the incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, as well as the amortization of debt issuance costs, as these items are already included in the adjusted EBITDA reconciliation within the depreciation and amortization expenses and interest income, net, respectively.
(6)Represents other non-recurring, non-cash or non-operational items, such as technology upgrade implementation costs, certain personnel-related costs, costs related to employer payroll taxes associated with equity awards, legal settlements and other legal expenses, store closing costs, strategic project costs and miscellaneous costs.
(7)Represents adjustments to normalize the effective tax rate for the impact of unusual or infrequent tax items that the Company does not consider in its evaluation of ongoing performance, including excess tax expenses or benefits related to stock option exercises and vesting of restricted stock units and performance-based restricted stock units that are recorded in earnings as discrete items in the reporting period in which they occur.
(8)Represents the tax effect of the total adjustments. The Company calculates the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.